Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 06/28/2017 01:53 PM
Original ID: 2010-000583118
Amendment ID: 2017-002085478

# Profit Corporation
# Articles of Amendment

1. Corporation name:

HEALTH ADVANCE INC.

2. Article number(s) ______ is amended as follows:

(Please refer to attachment titled Addendum to Articles of Incorporation)

Exhibit "A"

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 06/07/2017
(Date – mm/dd/yyyy)

Received
JUN 28 2017
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

**OR**

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

**OR**

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

**Signature:** [signature]
*(May be executed by Chairman of Board, President or another of its officers.)*

**Date:** 06/08/2017
*(mm/dd/yyyy)*

Print Name: GREGORY SHUSTERMAN

Title: CHAIRMAN, BOARD OF DIRECTORS

Contact Person: GREGORY SHUSTERMAN

Daytime Phone Number: 719-466-8667

Email: gshusterman@hadvinc.com

*(Email provided will receive annual report reminders and filing evidence.)*
**May list multiple email addresses*

Checklist

- ☑ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ Please submit one **originally signed** document.
- ☑ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☑ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

# HEALTH ADVANCE INC.

## ADDENDUM TO ARTICLES OF INCORPORATION

This addendum to the Articles of Incorporation shall be appended to the Amendment of Articles as follows:

**Exhibit I:**
BOARD RESOLUTION FROM CONTROL STOCK COMMITTEE MEETING

Exhibit
"B"

Exhibit "D"

**HEALTH ADVANCE, INC.**

**BOARD RESOLUTION FROM CONTROL STOCK COMMITTEE MEETING**

**MINUTES OF MEETING FOR CONTROL STOCK COMMITTEE** of Health Advance, Inc. (the "Corporation") held via teleconference this 6th day of June, 2017.

1. The following members were present, constituting the entire board: Gregory Shusterman, (Elected) Vice-Chairman and (Acting) Chairman for the Board of Directors and Wendell Abraham, Managing Director of Micro Medtech Limited, sole-party holding control stock of Health Advance Incorporated.

2. The Chairman for the Board of Director of the Corporation being present, formal notice calling the meeting was dispensed with, and the meeting declared to be regularly called.

3. **UPON A MOTION DULY MADE**, seconded and unanimously carried, Gregory Shusterman, acted as Chairperson of the meeting and Wendell Abraham, Co-Chair for Legal and Compliance Committee at Health Advance, Inc. as Secretary of the meeting.

4. The following memorandum was then read and ordered to be inserted in these minutes: "I, the (Acting) Chairman of the Corporation, consent to this meeting being held at the above time and place and do waive notice and publication of this meeting, and consent to the transaction of such business, as may have come before it, as testified by my signature below.

DocuSigned by:
Greg Shusterman ______________ (Signature)
Gregory Shusterman, (Acting) Chairman for the Board of Directors

5. Minutes of the last regular meeting were read and after extensive discussion and, upon motion duly made, seconded and carried, were adopted with the identified amendments.

6. The Chairperson presented to the meeting and thereupon the following resolutions were offered, seconded and unanimously adopted.

**IT WAS RESOLVED THAT:**

1. The following individuals are appointed and confirmed as signing officers for the Corporation for a term of one year or until replaced and are authorized to manage bank accounts that have been

established for the benefit of the Corporation, sign and endorse checks, drafts, and other orders of payment for those bank accounts, and are authorized to sign bills of lading, and other documents, as needed and reasonable, for the normal conduct of the business of the Corporation:

Dr. Hauke Kolster, Ph.D., Vice President (Interim);
Mr. Gregory Shusterman, (Acting) Chairman for the Board of Directors; and
Dr. Muhammad Mukhtar, Ph.D., (Interim) Secretary and Director.

2. The signing authority previously granted to the following individuals is revoked:

(a) Mr. Jordan Starkman; and
(b) Mr. Christian Diesveld

The Secretary of the Corporation is directed to communicate this amendment to all banks and other institutions affected by this resolution and to ensure proper enforcement of this resolution.

3. The Corporation will require an audit for the fiscal year ending on July 31, 2017 and an auditor will be appointed for the Corporation for the current and upcoming fiscal year, in addition to pursue necessary legal action to obtain records for the Corporation that were omitted by former directors, consultants, or contractors in order to be pursuant with any local and federal regulations.

4. The following individuals are appointed and confirmed as officers of the Corporation, to commence work duties and obligations of Corporation effective as of June 11. 2017 for a term of three months or until replaced:

Dr. Muhammad Mukhtar, Ph.D., Secretary; and
Dr. Hauke Kolster, Ph.D., Vice President

5. Dr. Muhammad Mukhtar, Ph.D. has been appointed as Acting-Chief Executive Officer to the Corporation through end of fiscal year for 2017.

6. Mr. Jordan Starkman is removed as President of the Corporation effective immediately for the reasons specified in past meetings and executed documents for Corporation as follows:

(a) Board Resolution for Minutes of Meeting for Control Stock Committee held on May 15, 2017 and;

(b) Leave of Absence Notice addressed to Mr. Starkman executed by Control Stock Committee on May 16, 2017;

(c ) Board Resolution for Minutes of Meeting for Control Stock Committee held on June 5, 2017.

The office of President will be vacant until June 11, 2017.

7. Dr. Hauke Kolster, Ph.D., Mr. Gregory Shusterman, and Dr. Muhammad Mukhtar, Ph.D. are appointed as directors of the Corporation until the next annual general meeting of the shareholders or expiration stated within Independent Contractor Agreement. The Chairman of the Corporation is authorized to perform all tasks as are necessary to give effect to this appointment.

8. Mr. Christian Diesveld is removed from the position of director of the Corporation effective immediately following a unanimous vote conducted at the Minutes of Meeting for Control Stock Committee held on June 5, 2017.

The Chairman of the Corporation is directed to provide written notice of removal to Mr. Christian Diesveld and the appropriate government agency.

9. The Registered Office of the Corporation currently located at:

3651 Lindell Rd Ste D155, Las Vegas, NV 89103 United States

will be changed to:

685 Citadel Drive East, Colorado Springs, CO 80909

and the Chairman is instructed to insert a copy of the notice effecting this change in the Corporation's Registered Office in the Minute Book of the Corporation and to perform any other tasks that may be required by law to facilitate this change.

10. The Registered Agent of the Corporation is currently:
ISL, Inc.
1712 Pioneer Avenue, Suite B, P.O. Box 1453, Cheyenne, Wyoming 82003.

11. The new Registered Agent will be:

InCorp Services, Inc.
1910 Thomes Ave., Cheyenne, Wyoming 82001

and the Chairman is instructed to insert a copy of the notice effecting this change in the Corporation's Registered Agent in the Minute Book of the Corporation and to perform any other tasks that may be required by law to facilitate this change.

12. The officers and directors are authorized to enter into any contract, transaction, or agreement (a "Contract") under $3,000.00 (USD) cash value without the approval from the Board of Director for Corporation with the exception of a Contract that involves trade secrets and confidential information of Corporation.

13. Form of Certificate of Designation for the Series A Preferred Stock:

The Corporation will issue preferred stock pursuant to Exhibit A of this Board Resolution.

14. Board Authority to Execute SEC Form S-6 Registration Statement:

The Corporation will hire sufficient legal counsel to prepare and file a SEC Form S-6 registration statement by or before end of current fiscal year for an investment trust to remit payment(s) due for Material Definitive Agreement entered on March 5, 2017 as stated in SEC Form 8K filed on March 7, 2017.

15. Board Authority to Execute SEC Form S-3 Registration Statement:

The Corporation will hire sufficient legal counsel by or before end of current fiscal year to prepare and file a SEC Form S-3 registration statement by or before end of current fiscal year to indicate a preliminary insider transaction by directors and beneficial (10%) owner of the Corporation's securities

16. Board Authority to Executive Interpleader Action:

The Corporation will hire sufficient legal counsel to prepare and file an Interpleader Action with

Wyoming Superior Court by or before end of current fiscal year for a dissolved entity that was issued common stock shares of the Corporation in 2012 for legal services rendered.

17. Board Authority to Executive Termination Notice:

The Corporation will issue a Termination Notice with a five day right to appeal before the Corporation (with sufficient means to meet requirements to cure pursuant with Termination Notice) for a Material Definitive Agreement entered on October 13, 2016 as stated in SEC Form 8K filed on January 26, 2017 due to breach in Agreement related to Sections 9.03 and 9.08, which are not pursuant to Section 7.02 - Effect of Termination.

18. Board Authority to Executive OTCQB Application:

The Corporation will hire an auditor to prepare and file an OTCQB Application, in addition remitting all related fees to OTC Markets Group, Inc.

19. Board Authority to Change Official Website and Email Domain

The Corporation will change the official website and email domain name from 'healthadvanceinc.com' to 'hadvinc.com' effective as of June 6, 2017.

20. There being no further business to come before the meeting, the meeting was adjourned.

21. Dated in the State of Wyoming on the 6th day of June, 2017.

Greg Shusterman ____________________ (Signature)
Gregory Shusterman - Chairman/Chairperson

Witness of the Execution of This Board Resolution

____________________ (Signature)
Wendell Abraham - Co-Chair
Control Stock Committee, Health Advance, Inc.

Exhibit "C"

# NOTARIAL CERTIFICATE

CANADA

**Province of Ontario**

To Wit

**To all whom these Presents may come, be seen or known**

I, **LYNA PERELMAN**, a Notary Public, in and for the Province of Ontario, by Royal Authority duly appointed, residing at the City of Vaughan, in the said Province,

**DO CERTIFY AND ATTEST** that the signature of Greg Shusterman in the document titled "Health Advance Inc., Board Resolution From Control Stock Committee Meeting Minutes of Meeting for Control Stock Committee of Health Advance Inc., held via teleconference on June 6, 2017" was executed before me on June 6, 2017 in the document annexed hereto, an act whereof being requested I have granted under my Notarial Form and Seal of Office to serve and avail as occasion shall or may require.

**IN TESTIMONY WHEREOF** I have subscribed my name and affixed my Notarial Seal of Office

Dated this 6th day of June, 2017

**Lyna Perelman**
A Notary Public in and for
the Province of Ontario



[illegible] #203, Toronto, ON, M3J 2V5
T 416 477 [illegible]
F 416 477 [illegible]
E: [illegible]

# RECEIPT

Wyoming
Secretary of State
2020 Carey Avenue
Cheyenne, WY 82002-0020

HEALTH ADVANCE INC.
1235 BAY STREET
TORONTO, ON M5R3K5
CANADA

## RECEIPT INFORMATION

Receipt #: **001234594**
Receipt Date: **06/26/2017**
Processed By: **Lisa Gonzales**

**DO NOT PAY!**
**This is not a bill.**

| Description of Charges | Reference | Quantity | Unit Price | Total |
|---|---|---|---|---|
| Common Amendment - Profit Corporation - Domestic | 2017-002085478 | 1 | $50.00 | $50.00 |
| | **TOTAL CHARGES PAID** | | | **$50.00** |

| Description of Payment | Reference | Amount |
|---|---|---|
| Payment-Check / Money Order | 1947490 | $50.00 |
| | **TOTAL PAYMENT** | **$50.00** |

**In Reference To:**
Health Advance Inc. (2010-000583118); Amendment ID: 2017-002085478

Exhibit
"F"

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov